770 Transactions effected pursuant to Rule 10f-3

Liberty All-Star Equity Fund (Fund)

On February 8, 2006, the Fund purchased 2,700 par value of common stock of Avnet, Inc. (Securities) for a total purchase price of $64,800 from Credit Suisse First Boston Corp pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: SG Cowen Securities; TCW Brokerage; Fimat USA, Inc.

On March 2, 2006, the Fund purchased 1,800 par value of common stock of Genworth Financial Inc. (Securities) for a total purchase price of $58,950 from Merrill Lynch, Pierce, Fenner & Smith pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: SG Cowen Securities; TCW Brokerage; Fimat USA, Inc.

77Q1 Exhibits

                         PORTFOLIO MANAGEMENT AGREEMENT

                                  June 1, 2006

Chase Investment Counsel Corporation
300 Preston Avenue, Suite 403
Charlottesville, VA  22902-5091

Re: Portfolio Management Agreement

Ladies and Gentlemen:

    Liberty All-Star Equity Fund (the "Fund") is a diversified closed-end investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is subject to the rules and regulations promulgated thereunder.

    Banc of America Investment Advisors, Inc. (the "Fund Manager") evaluates and recommends portfolio managers for the assets of the Fund, and is responsible for the day-to-day corporate management and Fund administration of the Fund.

    1. Employment as a Portfolio Manager. The Fund being duly authorized hereby employs Chase Investment Counsel Corporation ("Portfolio Manager") as a discretionary portfolio manager, on the terms and conditions set forth herein, of that portion of the Fund's assets which the Fund Manager determines to assign to the Portfolio Manager (those assets being referred to as the "Portfolio Manager Account"). The Fund Manager may, from time to time, allocate and reallocate the Fund's assets among the Portfolio Manager and the other portfolio managers of the Fund's assets. The Portfolio Manager will be an independent contractor and will have no authority to act for or represent the Fund or the Fund Manager in any way or otherwise be deemed to be an agent of the Fund or the Fund Manager except as expressly authorized in this Agreement or in another writing by the Fund Manager and the Portfolio Manager. The Portfolio Manager's responsibilities for providing portfolio management services to the Fund shall be limited to the Portfolio Manager Account.

    2. Acceptance of Employment; Standard of Performance. The Portfolio Manager accepts its employment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Portfolio Manager Account in accordance with the provisions of this Agreement.

    3. Portfolio Management Services of Portfolio Manager.

A. In providing portfolio management services to the Portfolio Manager Account, the Portfolio Manager shall be subject to the investment objectives, policies and restrictions of the Fund as set forth in its Prospectus and Statement of Additional Information, as the same may be modified from time to time (together, the "Prospectus"), the policies and restrictions of the Fund as determined from time to time by the Board of Trustees, and the investment and other restrictions set forth in the Act and the rules and regulations thereunder, to the supervision and control of the Board of Trustees of the Fund, and to instructions from the Fund Manager. The Portfolio Manager shall not, without the prior approval of the Fund or the Fund Manager, effect any transactions that would cause the Portfolio Manager Account, treated as a separate fund, to be out of compliance with any of such restrictions or policies. The Portfolio Manager shall not consult with any other portfolio manager of the Fund concerning transactions for the Fund in securities or other assets.

B. As part of the services it will provide hereunder, the Portfolio Manager will:

         (i) formulate and implement a continuous investment program for the Portfolio Manager Account;

         (ii) take whatever steps are necessary to implement the investment program for the Portfolio Manager Account by arranging for the purchase and sale of securities and other investments;

         (iii) keep the Fund Manager and the Board of Trustees of the Fund fully informed in writing on an ongoing basis, as agreed by the Fund Manager and the Portfolio Manager, of all material facts concerning the investment and reinvestment of the assets in the Portfolio Manager Account, the Portfolio Manager and its key investment personnel and operations; make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Fund Manager or the Trustees of the Fund; attend meetings with the Fund Manager and/or Trustees, as reasonably requested, to discuss the foregoing and such other matters as may be requested by the Fund Manager or Trustees;

         (iv) in accordance with procedures and methods established by the Trustees of the Fund, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio Manager Account, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Portfolio Manager for each security or other investment/asset in the Portfolio Manager Account for which market prices are not readily available; and

         (v) cooperate with and provide reasonable assistance to the Fund Manager, the Fund's custodian, transfer agent and pricing agents and all other agents and representatives of the Fund and the Fund Manager; keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Fund and the Fund Manager; provide prompt responses to reasonable requests made by such persons; and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

    4. Transaction Procedures. All portfolio transactions for the Portfolio Manager Account will be consummated by payment to or delivery by the custodian of the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Portfolio Manager Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect to such custody. The Portfolio Manager shall advise and confirm in writing to the Custodian all investment orders for the Portfolio Manager Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time by the Fund Manager). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

    5. Allocation of Brokerage. The Portfolio Manager shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the Portfolio Manager Account, and to select the markets on or in which the transaction will be executed.

        A. In doing so, the Portfolio Manager's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not obligate the Portfolio Manager to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Portfolio Manager reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Portfolio Manager viewed in terms of either that particular transaction or of the Portfolio Manager's overall responsibilities with respect to its clients, including the Fund, as to which the Portfolio Manager exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

        B. Subject to the requirements of paragraph A above, the Fund Manager shall have the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Fund Manager and the Portfolio Manager, shall be executed by brokers and dealers that provide brokerage or research services to the Fund Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Portfolio Manager Account. Notwithstanding any other provision of this Agreement, the Portfolio Manager shall not be responsible under paragraph A above with respect to transactions executed through any such broker or dealer.

        C. The Portfolio Manager shall not execute any portfolio transactions for the Portfolio Manager Account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund, the Portfolio Manager or any other portfolio manager of the Fund without the prior written approval of the Fund. The Fund Manager will provide the Portfolio Manager with a list of brokers and dealers which are "affiliated persons" of the Fund or its portfolio managers.

    6. Proxies. The Fund Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio Manager Account may be invested from time to time in accordance with such policies as shall be determined by the Fund Manager. Upon the written request of the Fund Manager, Portfolio Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio Manager Account may be invested from time to time in accordance with such policies as shall be determined by the Fund Manager.

    7. Fees for Services. The compensation of the Portfolio Manager for its services under this Agreement shall be calculated and paid by the Fund Manager in accordance with the attached Schedule C. Pursuant to the Fund Management Agreement between the Fund and the Fund Manager, the Fund Manager is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Fund Manager.

    8. Other Investment Activities of Portfolio Manager. The Fund acknowledges that the Portfolio Manager or one or more of its affiliates has investment responsibilities, renders investment advice to and performs other investment advisory services for other individuals or entities ("Client Accounts"), and that the Portfolio Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Client Accounts and Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio Manager Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Manager Account over a period of time on a fair and equitable basis relative to the Client Accounts and the Affiliated Accounts, taking into account the cash position and the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more Client Accounts and Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Manager Account may have an interest from time to time, whether in transactions which involve the Portfolio Manager Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Portfolio Manager Account a position in any investment which any Client Account or Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Portfolio Manager Account or otherwise.

    9. Limitation of Liability. The Portfolio Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have resulted from the Portfolio Manager's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Portfolio Manager in its actions under this Agreement or breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Portfolio Manager from liability in violation of
Section 17(i) of the Act).

    10. Confidentiality. Subject to the duty of the Portfolio Manager, the Fund Manager and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio Manager Account and the actions of the Portfolio Manager and the Fund in respect thereof.

    11. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Portfolio Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and whether to take the steps necessary to enter into a new contract with the Portfolio Manager.

    12. Representations, Warranties and Agreements of the Fund. The Fund represents, warrants and agrees that:

        A. The Portfolio Manager has been duly appointed to provide investment services to the Portfolio Manager Account as contemplated hereby.

        B. The Fund will deliver to the Portfolio Manager a true and complete copy of its then current Prospectus as effective from time to time and such other documents governing the investment of the Fund Account and such other information as is necessary for the Portfolio Manager to carry out its obligations under this Agreement.

    13. Representations, Warranties and Agreements of the Portfolio Manager. The Portfolio Manager represents, warrants and agrees that:

        A. It is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended ("Advisers Act").

        B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the rules and regulations thereunder, the records required to be so kept by an investment adviser of the Fund in accordance with applicable law, including without limitation those identified in Schedule B (as Schedule B may be amended from time to time by the Fund Manager). The Portfolio Manager agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

        C. It has adopted a written code of ethics complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Act and will provide the Fund Manager and the Board of Trustees with a copy of its code of ethics and evidence of its adoption. Within 45 days of the end of each year while this Agreement is in effect, or at any other time requested by the Fund Manager, an officer, director or general partner of the Portfolio Manager shall certify to the Fund that the Portfolio Manager has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no violation of its code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. It will promptly notify the Fund Manager of any material change to its code of ethics or material violation of its code of ethics.

        D. Upon request, the Portfolio Manager will promptly supply the Fund with any information concerning the Portfolio Manager and its stockholders, partners, employees and affiliates that the Fund may reasonably request in connection with the preparation of its registration statement (as amended from time to time), prospectus and statement of additional information (as supplemented and modified from time to time), proxy material, reports and other documents required to be filed under the Act, the Securities Act of 1933, or other applicable securities laws.

        E. Reference is hereby made to the Declaration of Trust dated August 20, 1986 establishing the Fund, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name Liberty All-Star Equity Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability hereunder or in connection with the affairs of the Fund, but only the trust estate under said Declaration of Trust is liable under this Agreement. Without limiting the generality of the foregoing, neither the Portfolio Manager nor any of its officers, directors, partners, shareholders, agents or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate, but shall look for payment solely to said trust estate, or the assets of such successor of the Fund.

F. The Portfolio Manager shall maintain and implement compliance procedures that are reasonably designed to ensure its compliance with Rule 206(4)-7 of the Advisers Act and to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the Act).

        G.The Portfolio Manager will: (i) on the cover page of each Form 13F that the Portfolio Manager files with the Securities and Exchange Commission (the "SEC"), check the "13F Combination Report" box and on the Form 13F Summary Page identify "Banc of America Investment Advisors, Inc." as another manager for which the Portfolio Manager is filing the From 13F report; (ii) within 60 days after the end of each calendar year, provide the Fund Manager with a certification that the Portfolio Manager's Form 13F was filed with the SEC on a timely basis and included all of the securities required to be reported by the SEC; (iii) within 60 days after the end of each calendar year, provide to the Fund Manager a copy of each Form 13F, or amendment to a Form 13F filed by it during the prior four quarters; and (iv) promptly notify the Fund Manager in the event the Portfolio Manager determines that it has failed to comply with Section 13(f) in a material respect, or receives a comment letter from the SEC raising a question with respect to compliance.

        H.The Portfolio Manager has adopted written compliance policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules promulgated thereunder and the Portfolio Manager agrees to provide: (a) from time to time, a copy and/or summary of such compliance policies and procedures and an accompanying certification certifying that the Portfolio Manager's compliance policies and procedures comply with the Advisers Act; (b) a report of the annual review determining the adequacy and effectiveness of the Portfolio Manager's compliance policies and procedures; and (c) the name of the Portfolio Manager's Chief Compliance Officer to act as a liaison for compliance matters that may arise between the Fund and the Portfolio Manager.

        I. The Portfolio Manager will notify the Fund and the Fund Manager of any assignment of this Agreement or change of control of the Portfolio Manager, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio Manager Account or senior management of the Portfolio Manager, in each case prior to or promptly after, such change. The Portfolio Manager agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment or change in control.

        J. The Portfolio Manager agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

    14. Amendment. This Agreement may be amended at any time, but only by written agreement among the Portfolio Manager, the Fund Manager and the Fund, which amendment, other than amendments to Schedules A, B and C, is subject to the approval of the Board of Trustees and the shareholders of the Fund as and to the extent required by the Act, the rules thereunder or exemptive relief granted by the SEC, provided that Schedules A and B may be amended by the Fund Manager without the written agreement of the Fund or the Portfolio Manager.

    15. Effective Date; Term. This Agreement shall continue until July 31, 2007 and from year to year thereafter provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) a vote of a "majority" (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event such continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval and provided further that, in accordance with the conditions of the application of the Fund and Fund Manager for an exemption from 15(a) of the Act (Rel. Nos. IC 19436 and 19491), the continuance of this Agreement shall be subject to approval by such "majority" of the Fund's outstanding voting securities at the regularly scheduled annual meeting of shareholders of the Fund next following the date of this Agreement. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

    16. Termination. This Agreement may be terminated at any time by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon not less than thirty (30) days' written notice to the Portfolio Manager in the case of termination by the Fund or the Fund Manager, or ninety (90) days' written notice to the Fund and the Fund Manager in the case of termination by the Portfolio Manager, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

    17. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

    18. Severability; Counterparts. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement.

    19. Use of Name. The Portfolio Manager agrees and acknowledges that the Fund Manager is the sole owner of the names and marks "Liberty All-Star" and "All-Star", and that all use of any designation comprised in whole or in part of these names and marks shall inure to the benefit of the Fund Manager. Except as used to identify the Fund to third parties as a client, the use by the Portfolio Manager on its own behalf of such marks in any advertisement or sales literature or other materials promoting the Portfolio Manager shall be with the prior written consent of the Fund Manager. The Portfolio Manager shall not, without the consent of the Fund Manager, make representations regarding the Fund or the Fund Manager in any disclosure document, advertisement or sales literature or other materials promoting the Portfolio Manager. Consent by the Fund Manager shall not be unreasonably withheld. Upon termination of this Agreement for any reason, the Portfolio Manager shall cease any and all use of these marks as soon as reasonably practicable.


                                 LIBERTY ALL-STAR EQUITY FUND

                                 By: /s/ William R. Parmentier
                                 Name: William R. Parmentier
                                 Title: President

                                 BANC OF AMERICA INVESTMENT ADVISORS, INC.

                                 By:/s/ William R. Parmentier
                                 Name: William R. Parementier
                                 Title: Senior Vice President

ACCEPTED:

CHASE INVESTMENT COUNSEL CORPORATION

By: /s/ David B. Scott
Name: David B. Scott
Title: Senior Vice President


SCHEDULES:             A.   Operational Procedures For Portfolio Transactions
                       B.   Record Keeping Requirements
                       C.   Fee Schedule

                                   Schedule A

                          Liberty All-Star Equity Fund
                      Chase Investment Counsel Corporation
                             Operational Procedures


         In order to minimize operational problems, the following represents a standard flow of information requirements. The Portfolio Manager must furnish State Street Corporation (accounting agent) with daily information as to executed trades, no later than 12:00 p.m. (EST) on trade date plus one day to ensure the information is processed in time for pricing. If there are no trades, a report must be sent to State Street stating there were no trades for that day.

         The necessary information must be transmitted via facsimile machine to Max King at State Street at 617-662-2342 and contain an authorized signature.

Liberty All-Star Equity Fund trade reporting requirements:

1.   Name of fund & Portfolio Manager

2.   Trade date

3.   Settlement date

4.   Purchase or sale

5.   Security name/description

6.   Cusip / sedol / or other numeric identifier

7.   Purchase/sale price per share or unit

8.   Interest purchased/sold (if applicable)

9.   Aggregate commission amount

10.  Indication as to whether or not commission amounts are BAIA Directed.

11.  Executing broker and clearing bank (if applicable)

12.  Total net amount of the transaction

13. Sale lot disposition method, if different from the established policy of Lowest Cost.

14. Confirmation of DTC trades; please advise brokers to use the custodian's DTC ID system number to facilitate the receipt of information by the custodian. The Portfolio Manager will affirm trades to the custodian.



Commission Reporting

The Portfolio Manager is responsible for reporting the correct broker for all direct-commission trades on the trade tickets. As a follow-up procedure, The Fund Manager will summarize the accounting records and forward to the Portfolio Manager monthly. The Portfolio Manager is responsible for comparing their records to the accounting records and contacting the Fund Manager regarding discrepancies.


Trade Exception Processing

1. Revised or cancelled trades: the Portfolio Manager is responsible for notifying State Street Fund Accounting of revisions and/or cancellations on a timely basis. In addition, the Portfolio Manager is responsible for notifying State Street if the revised or cancelled trade pertains to a next day or current day settlement.

2. In the event, trades are sent after the 12:00 EST deadline, the Portfolio Manager is responsible for notifying the appropriate contact at State Street. If trades are received after 4:00 PM EST, State Street Fund Accounting will book trades on a "best efforts" basis.



                                            State Street delivery instructions



DTC instructions:
----------------

For Liberty All Star Equity

Depository Trust Company (DTC)

Participant # 0997

Agent Bank# 20997

Ref: C7R1



Physical Securities DVP/RVP

DTC/New York Window

55 Water Street

New York, NY 10041

Attn: Robert Mendes

Ref: Fund C7R1



Government issues delivered through Fed Book Entry

Boston Federal Reserve Bank

ABA 011000028

STATE ST BOS/SPEC/C7R1





Wire Instructions:

State Street Bank

ABA # 011000028

Ref: Liberty All Star Equity

Fund Number: C7R1

DDA # 40601767





Custodian (State Street Corporation)

Cash Availability: State Street will supply the portfolio manager with a cash availability report by 11:00 AM EST on a daily basis. This will be done by fax so that the Portfolio Manager will know the amount available for investment purposes.

Voluntary Corporate Actions

State Street will be responsible for notifying the Portfolio Manager of all voluntary corporate actions. The Portfolio Manager will fax instructions back to State Street to the fax number indicated on the corporate action notice.



Other Custodian Requirements



All trades must be transmitted to the custodian bank, State Street, via signed facsimile to 617-662-2342.

In the event there are no trades on a given day State Street needs to receive a signed fax indicating this.

State Street will need an authorized signature list from the Portfolio Manager.

State Street will need the daily contacts for corporate actions and trading from the Portfolio Manager (please notify SSC of any future changes).




                          Liberty All-Star Equity Fund
                         Portfolio Management Agreement
                                   SCHEDULE B

RECORDS TO BE MAINTAINED BY THE PORTFOLIO MANAGER

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Portfolio Manager on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

    A. The name of the broker;

    B. The terms and conditions of the order and of any modifications or cancellation thereof;

    C. The time of entry or cancellation;

    D. The price at which executed;

    E. The time of receipt of a report of execution; and

    F. The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten
   (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

    A. Shall include the consideration given to:

        (i)The sale of shares of the Fund by brokers or dealers.

        (ii) The supplying of services or benefits by brokers or dealers to:

            (a) The Fund;

            (b) The Fund Manager (Banc of America Investment Advisors, Inc.);

            (c) The Portfolio Manager; and

            (d) Any person other than the foregoing.

        (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

    B. Shall show the nature of the services or benefits made available.

    C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

    D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.(1)





4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Portfolio Manager's transactions with the Fund.

----------
(1) Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation: i.e., buy, sell, hold) or any internal reports or portfolio manager reviews.




                                   SCHEDULE C

                              PORTFOLIO MANAGER FEE


         For services provided to the Portfolio Manager Account, the Fund Manager will pay to the Portfolio Manager, on or before the 10th day of each calendar month, a monthly fee for the previous calendar month in the amount of 1/12th of: 0.40% of the amount obtained by multiplying the Portfolio Manager's Percentage (as hereinafter defined) times the Average Total Fund Net Assets (as hereinafter defined) up to $400 million; 0.36% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $400 million up to and including $800 million; 0.324% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $800 million up to and including $1.2 billion; 0.292% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $1.2 billion.

                  "Portfolio Manager's Percentage" means the percentage obtained by dividing (i) the average of the net asset values of the Portfolio Manager Account as of the close of the last business day of the New York Stock Exchange in each calendar week during the preceding calendar month, by (ii) the Average Total Fund Net Assets.

                  "Average Total Fund Net Assets" means the average of the net asset values of the Fund as a whole as of the close of the last business day of the New York Stock Exchange in each calendar week during the preceding calendar month.

                  The fee shall be pro-rated for any month during which this Agreement is in effect for only a portion of the month.